UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway Mission Woods, Kansas 66205

(Address of Principal Executive Offices) (Zip Code)

(913) 362-0510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2012, Andrew B. Schmitt, former President and Chief Executive Officer, notified the Board of Directors of Layne Christensen Company (the “Company”) that he has decided to not stand for re-election to the board of directors of the Company at the Company’s 2012 annual meeting of shareholders (the “Annual Meeting”). Mr. Schmitt will continue to perform his duties as a director of the Company until the expiration of his current term at the Annual Meeting.  Mr. Schmitt does not serve on any committees of the Board of Directors of the Company.

Mr. Schmitt said, "I appreciate my fellow Board members' offer to allow me to continue to serve the shareholders and company for another year, but I feel the time has come for me to move on. I value very much my longstanding relationships with our Board, our affiliated partners and the fine employees at Layne Christensen. I look forward to maintaining those associations and following the company's continued success in the very bright future ahead for Layne Christensen".

The Company does not currently intend to nominate a person to replace Mr. Schmitt at the Annual Meeting and, as a result, the Board of Directors will decrease from eight to seven members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date:	March 7, 2012	By	/s/ Jerry W. Fanska
Jerry W. Fanska, Senior Vice President-Finance

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